UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 17, 2014

TF FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-24168	74-2705050
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3 Penns Trail, Newtown, Pennsylvania	18940
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (215) 579-4000

Not Applicable
(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

TF FINANCIAL CORPORATION

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07.  Submission of Matters to a Vote of Security Holders

On September 17, 2014, TF Financial Corporation (the “Company”) held a special meeting of shareholders (the “Special Meeting”) at which the following items were voted on and approved:

1.
Approval of the Agreement and Plan of Merger, dated June 3, 2014, by and between National Penn Bancshares, Inc. and TF Financial Corporation, pursuant to which TF Financial Corporation will merge with and into National Penn Bancshares, Inc., with National Penn Bancshares, Inc. surviving the merger.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE

2,264,275	14,061	38,781	0

2.
Approval of an advisory (non-binding) advisory proposal regarding the compensation that may be paid or become payable to TF Financial Corporation’s named executive officers in connection with the merger.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE

2,186,925	77,410	52,783	0

Item 8.01  Other Events.

On September 17, 2014, the Company issued a press release announcing the results of the voting at the Special Meeting, a copy of which is filed as Exhibit 99.1 hereto.

Item 9.01  Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.  Not applicable.

(b)           Pro Forma Financial Information.  Not applicable.

(c)           Shell Company Transactions.  Not applicable.

(d)           Exhibits.  The following exhibits are filed with this report.

No.                      Description

99.1                     Press Release dated September 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TF FINANCIAL CORPORATION

Date:	September 17, 2014	By:	/s/ Kent C. Lufkin
Kent C. Lufkin
President and Chief Executive Officer
(Duly Authorized Representative)